UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

MICROS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices)         (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MICROS Systems, Inc. (the “Company”) held its annual meeting of stockholders on November 22, 2013. The proposals submitted to a vote of the stockholders and the final results of the voting on each proposal are set forth below:

1.      Election of Directors - The stockholders elected the following nominees to serve on the Board of Directors for one year terms and until their respective successors are duly elected and qualified. The voting results were as follows:

Nominee	Votes For	Votes Against	Votes Abstain

Peter A. Altabef	66,059,981	51,729	725,832
Louis M. Brown, Jr.	65,737,768	52,995	1,046,779
B. Gary Dando	66,725,309	24,617	87,616
A. L. Giannopoulos	65,910,576	60,007	866,959
F. Suzanne Jenniches	65,963,780	28,820	855,942
John G. Puente	56,165,553	9,237,991	1,433,998
Dwight S. Taylor	65,368,058	41,609	1,427,875

2.      Ratification of Appointment of Independent Registered Public Accounting Firm - The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year by the following vote:

Votes For	Votes Against	Votes Abstained
71,612,044	430,652	71,302

3.      Amendment to the 1991 Stock Option Plan (Additional Shares) - The stockholders approved an amendment to the Company’s 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the plan by the following vote.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,168,924	4,600,556	68,062	5,276,456

4.      Amendment to the 1991 Stock Option Plan (Termination Date) - The stockholders approved an amendment to the Company’s 1991 Stock Option Plan to extend the termination date of the plan from December 31, 2014 to December 31, 2017 by the following vote.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,985,589	3,732,581	119,372	5,276,456

5.      Advisory Vote on Compensation of the Named Executive Officers - The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,814,548	1,589,673	1,433,321	5,276,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013

MICROS Systems, Inc. (Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer